Exhibit 3(i)(b)
                              ARTICLES OF AMENDMENT
                                       OF
                                  INCORPORATION
                                   ARTICLES OF
                                       OF
                              PORT INDUSTRIES, INC.

                  We, W. L. HOLMGREN and W. REED HOLMGREN, do hereby certify that we are, respectively, the President and Secretary of Port Indus-tries, Inc., a Minnesota corporation, and that paragraph 5 of the Articles of Incorporation of the corporation was duly amended in its entirety by the writing of the sole shareholder of the corporation in lieu of a special meeting of the sole shareholder on June 19, 1969, in accordance with the statutes of the State of Minnesota and the Articles of Incorporation of the corporation, such paragraph 5 to read as follows:
                  "5. The total authorized number of shares of this corporation is 30,000, all of which shall be Common Shares of the par value of $10.00 each." IN WITNESS WHEREOF, We have hereunto set our hands as President and
Secretary, respectively, of Port Industries, Inc., and affixed the seal-of said corporation this 28th day of October, 1969.

                   /s/
                W. L. Holmgren                 President

                   /s/
                W. Reed Holmgren             Secretary

STATE OF MINNESOTA  )
                                      )    SS
COUNTY OF HENNEPIN )

         On this 28th day of October, 1969, before me, a Notary Public within and for said County, personally appeared W.L. HOLMGREN and W. REED HOLMGREN, to me personally know, who, being each by me duly sworn, did say that they, are, respectively, the President and Secretary of PORT INDUSTRIES, INC., the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its sole shareholder, and that said W. L. HOLMGREN and W. REED HOLMGREN acknowledged said instrument to be the free act and deed of said corporation.

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